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EXHIBIT 10.4

FALCON FINANCIAL, LLC

THIRD AMENDMENT TO
REVOLVING WAREHOUSE FINANCING AGREEMENT

        This THIRD AMENDMENT TO REVOLVING WAREHOUSE FINANCING AGREEMENT (this "Third Amendment") is dated as of April 19, 1999 and entered into by and among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V., and is made with reference to the Revolving Warehouse Financing Agreement dated as of January 7, 1998 by and among the parties hereto (as amended, the "Warehouse Agreement"). Capitalized terms used herein without definition shall have the same meanings set forth in the Warehouse Agreement.

        WHEREAS, the parties hereto have entered into the First Amendment to Revolving Warehouse Financing Agreement as of March 25, 1998 (the "First Amendment"), which added new definitions to, and amended and restated existing definitions in, Article I of the Warehouse Agreement for the purpose of clarifying certain terms relating to the franchise loans eligible to be financed under the Warehouse Agreement;

        WHEREAS, the parties hereto have entered into the Second Amendment to Revolving Warehouse Financing Agreement as of October 2, 1998 (the "Second Amendment"), which amended the recitals, added new definitions to, and amended and restated existing definitions in, Article I of the Warehouse Agreement and amended certain other sections of the Warehouse Agreement to provide for the financing of mortgage loans under the Warehouse Agreement;

        WHEREAS, the parties have extended the Facility Termination Date of the Warehouse Agreement to October 31, 1999;

        WHEREAS, the parties to the Amended and Restated Senior Subordinated Loan Agreement dated as of January 7, 1998 have entered into the Third Amendment to the Amended and Restated Senior Subordinated Loan Agreement of even date herewith to provide for an increase in the working capital facility;

        WHEREAS, Customer and Falcon Auto Venture LLC have entered into the Junior Subordinated Loan Agreement (as it may be amended, modified or supplemented from time to time, the "Junior Subordinated Loan Agreement") of even date herewith;

        WHEREAS, the parties desire to further amend the Warehouse Agreement to reflect the increase in the working capital facility under the Senior Subordinated Loan Agreement and the existence of the Junior Subordinated Loan Agreement;

        WHEREAS, the parties hereto disclaim any intent to effect a novation or an extinguishment or discharge of any liability or obligation under the Warehouse Agreement arising prior to the date of this Third Amendment;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

  Section 1. AMENDMENTS TO WAREHOUSE AGREEMENT.

1.1    Additional Definitions.    Article I is amended by adding the following definitions thereto in appropriate alphabetical order:

        A.    "Junior Interest Capitalization Note" means the note evidencing the interest capitalized with respect to the Junior Subordinated Note pursuant to the Junior Subordinated Loan Agreement, as it may be amended, modified or supplemented from time to time.

        B.    "Junior Subordinated Lender" means the Lender named in the Junior Subordinated Loan Agreement, and its successors and assigns.

        C.    "Junior Subordinated Loan Agreement" means the Junior Subordinated Loan Agreement dated as of April 19, 1999 by and between Customer, as borrower thereunder, and Falcon Auto Venture LLC, as lender, as it may be amended, modified or supplemented from time to time.

        D.    "Junior Subordinated Note" means the 12% subordinated note due October 1, 2004 in the aggregate principal amount of not more than $500,000, issued by Customer pursuant to the Junior Subordinated Loan Agreement, as it may be amended, modified or supplemented from time to time.

        E.    "Senior Interest Capitalization Notes" means the Amended and Restated Interest Capitalization Notes evidencing the interest capitalized with respect to the Senior Subordinated Notes pursuant to the Senior Subordinated Loan Agreement, as they may be amended, modified or supplemented from time to time.

        F.    "Senior Subordinated Lenders" means the Lenders named in the Senior Subordinated Loan Agreement, and their successors and assigns.

        G.    "Senior Subordinated Notes" means the Amended and Restated 12% subordinated notes due October 1, 2004 in the aggregate principal amount of not more than $19,300,000, issued by Customer pursuant to the Senior Subordinated Loan Agreement, as they may be amended, modified or supplemented from time to time.

1.2    Amendments to Existing Definitions.    Article I is amended by amending the following definitions as indicated:

        A.    The definition of "Interest Capitalization Notes" is amended and restated in its entirety as follows: "Interest Capitalization Notes" means the Senior Interest Capitalization Notes and the Junior Interest Capitalization Note.

        B.    The definition of "Subordinated Lenders" is amended and restated in its entirety as follows: "Subordinated Lenders" means the Senior Subordinated Lenders and the Junior Subordinated Lender.

        C.    The definition of "Subordinated Notes" is amended and restated in its entirety as follows: "Subordinated Notes" means the Senior Subordinated Notes and the Junior Subordinated Note.

        D.    The definition of "Transaction Documents" is amended by adding the phrase "the Junior Subordinated Loan Agreement," immediately following the phrase "the Senior Subordinated Loan Agreement".

1.3    Amendments to Section 2.5.

        A.    Each of subparagraphs (viii) and (ix) of paragraph (c) of Section 2.5 are amended by adding the word "Senior" immediately prior to (x) the phrase "Subordinated Lenders" and (y) the phrase "Interest Capitalization Notes". Such subparagraph (ix) is further amended by deleting the word "and" at the end of such subparagraph.

        B.    Paragraph (c) of Section 2.5 is amended by inserting the following new subparagraphs (x) and (xi) after subparagraph (ix):

         "(x)  tenth, to the Junior Subordinated Lender, the amount equal to the interest accrued and unpaid through that day on the Junior Interest Capitalization Note;

        "(xi)  eleventh, to the Junior Subordinated Lender, the amount equal to the interest accrued and unpaid through that day on the Junior Subordinated Note (to the extent not converted into the Junior Interest Capitalization Note); and"

        C.    Subparagraph (x) of paragraph (c) of Section 2.5 is amended as follows: (i) by renaming such subparagraph "(xii)," and (ii) deleting the word "tenth" and replacing it with "twelfth."

1.4   Amendments to Section 2.6.

        A.    Each of subparagraphs (vii), (viii), (ix) and (x) of paragraph (b) of Section 2.6 is amended by adding the word "Senior" immediately prior to the phrase "Subordinated Lenders".

        B.    Each of subparagraphs (vii), (viii) and (ix) of paragraph (b) of Section 2.6 are further amended by adding the word "Senior" immediately prior to the phrase "Interest Capitalization Notes".

        C.    Subparagraph (x) of paragraph (b) of Section 2.6 is further amended by deleting the word "and" at the end of such subparagraph.

        D.    Paragraph (b) of Section 2.5 is amended by inserting the following new subparagraphs (xi) through (xiv) after subparagraph (x):

        "(xi)  eleventh, to the Junior Subordinated Lender, the amount equal to the interest accrued and unpaid through that day on the Junior Interest Capitalization Note;

         (xii)  twelfth, to the Junior Subordinated Lender, the amount equal to the interest accrued and unpaid through that day on the Junior Subordinated Note (to the extent not converted into the Junior Interest Capitalization Note);

        (xiii)  thirteenth, to the Junior Subordinated Lender, the amount of principal on the Junior Interest Capitalization Note, to the extent due and payable as of such date;

        (xiv)  fourteenth, to the Junior Subordinated Lender, the amount of principal of the Junior Subordinated Note, to the extent due and payable as of such date; and"

        E.    Subparagraph (xi) of paragraph (b) of Section 2.6 is amended as follows: (i) by renaming such subparagraph "(xv)," and (ii) by deleting the word "eleventh" and replacing it with "fifteenth."

1.5    Amendment to Section 3.1.    The second and third sentences of paragraph (v) of Section 3.1 are amended and restated in their entirety as follows:

          "The subordination provisions of the Senior Subordinated Loan Agreement and Junior Subordinated Loan Agreement, respectively, will be enforceable against the holders thereof or Persons party thereto, as applicable, and all Customer Obligations are within the definition of "Senior Loan Obligations" included in such provisions. The aggregate principal amount of Senior Subordinated Notes available pursuant to the Senior Subordinated Loan Agreement is $19,300,000, together with the aggregate principal amount of the Senior Interest Capitalization Notes delivered pursuant to the Senior Subordinated Loan Agreement; the aggregate principal amount of the Junior Subordinated Note available pursuant to the Junior Subordinated Loan Agreement is $500,000, together with the aggregate principal amount of the Junior Interest Capitalization Note delivered pursuant to the Junior Subordinated Loan Agreement."

1.6    Amendment to Section 5.2.    Section 5.2(a) is amended by adding the following clause after clause (iii):

          "Liens incurred pursuant to the Senior Subordinated Loan Agreement."

1.7    Amendment to Section 7.1.    Section 7.1 is amended by adding the following parenthetical clause to the introductory clause of Section 7.1 immediately following the phrase "shall constitute a "Termination Event"":

          "(provided, that notwithstanding the following provisions of this Section 7.1 and in light of the subordinated position of the obligations under the Junior Subordinated Loan Agreement, an Event of Default under the Junior Subordinated Loan Agreement, including but not limited to a failure to make a scheduled interest payment when due, shall not constitute a Termination Event hereunder):".

  Section 2. MISCELLANEOUS.

2.1    Reference to and effect on the Warehouse Agreement and other documents relating to the Warehouse Agreement.

        A.    On and after the date hereof, each reference in the Warehouse Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Warehouse Agreement, and each reference in any other document relating to the Warehouse Agreement to the "Warehouse Agreement", "thereunder", "thereof", or words of like import referring to the Warehouse Agreement shall mean and be a reference to the Warehouse Agreement as amended by the First Amendment, the Second Amendment and this Third Amendment.

        B.    Except as specifically amended by the First Amendment, the Second Amendment and this Third Amendment, the Warehouse Agreement and any other documents relating to the Warehouse Agreement shall remain in full force and effect and are hereby ratified and confirmed.

        C.    The execution, delivery and performance of the First Amendment, the Second Amendment and this Third Amendment shall not, except as expressly provided therein and herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Warehouse Agreement or any other document relating to the Warehouse Agreement.

2.2    Execution in Counterparts.    This Third Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

2.3    Headings.    Section and subsection headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose or be given any substantive effect.

2.4    Applicable Law.    THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective duly authorized officers as of the date first above written.

FALCON FINANCIAL, LLC
By:	/s/ DAVID A. KARP Name: David A. Karp Title: Chief Operating Officer
SUNAMERICA LIFE INSURANCE COMPANY
By:	/s/ JOHN G. LAPHAM, III Name: John G. Lapham, III Title: Authorized Agent
LASALLE NATIONAL BANK
By:	/s/ COLIN DONLAN Name: Colin Donlan Title: Trust Officer
ABN AMRO BANK N.V.
By:	/s/ THOMAS J. EDUCATE Name: Thomas J. Educate Title: Group Vice President
By:	/s/ THERESE M. GREMLEY Name: Therese M. Gremley Title: Vice President

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        ACKNOWLEDGED AND AGREED as of the date first above written pursuant to Section 2 of the Participation Agreement dated as of January 7, 1998 between SunAmerica Life Insurance Company and the undersigned.

GOLDMAN SACHS MORTGAGE COMPANY
By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., its general partner
By:	/s/ ROBERT CHRISTIE Name: Robert Christie Title: Vice President

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  EXHIBIT 10.4